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                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                              TEL: (212) 735-3000
                              FAX: (212) 735-2000



                                                                August 28, 1997


Avis Rent A Car, Inc.
900 Old Country Road
Garden City, New York 11530



                           Re:  Avis Rent A Car, Inc.
                                Registration Statement on Form S-1

Ladies and Gentlemen:

                  We have acted as special counsel to Avis Rent A Car, Inc., a Delaware corporation (the "Company"), in connection with the initial public offering by the Company of up to 22,425,000 shares (including 2,925,000 shares subject to an over-allotment option) (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-28609) as filed with the Securities and Exchange Commission (the "Commission") on June 6, 1997; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on August 8, 1997; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on August 20, 1997; (iv) Amendment No. 3 to the Registration Statement to be filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (v) the form of U.S.



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Avis Rent A Car, Inc.
August 28, 1997
Page 2


Underwriting Agreement (the "U.S. Underwriting Agreement") proposed to be entered into between the Company, as issuer, and Bear, Stearns & Co. Inc., Blaylock & Partners, L.P., Chase Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Montgomery Securities and Robert- son, Stephens & Company LLC, as representatives of the several underwriters named therein (the "U.S. Underwriters"), filed as an exhibit to the Registration Statement; (vi) the form of International Underwriting Agreement (together with the U.S. Underwriting Agreement, the "Underwriting Agreements") proposed to be entered into between the Company, as issuer, and Bear, Stearns International Limited, Bayerische Vereinsbank AG, Chase Manhattan International Limited, Credit Lyonnais Securities, Goldman Sachs International, Lehman Brothers International (Europe), Montgomery Securities and Robertson, Stephens & Company LLC, as representatives of the several international managers named therein (together with the U.S. Underwriters, the "Underwriters"), filed as an exhibit to the Registration Statement; (vii) a specimen certificate representing the Common Stock; (viii) the Restated Certificate of Incorporation of the Company, as presently in effect and the form of Amended and Restated Certificate of Incorporation of the Company to become effective upon consummation of the offerings contemplated by the Registration Statement; (ix) the By-Laws of the Company, as presently in effect and the form of Amended and Restated By-Laws of the Company to become effective upon consummation of the offerings contemplated by the Registration Statement; (x) certain resolutions of the sole shareholder of the Company and the Board of Directors of the Company relating to the adoption of the Amended and Restated Certificate of Incorporation of the Company; and (xi) certain resolutions of the Board of Directors of the Company and drafts of certain resolutions (the "Draft Resolutions") of the Pricing Committee of the Board of Directors of the Company (the "Pricing Committee") relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and




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Avis Rent A Car, Inc.
August 28, 1997
Page 3


records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

                  Based upon and subject to the foregoing, we are of the opinion that when (i) the Amended and Restated Certificate of Incorporation of the Company in the form examined by us has been duly authorized by all requisite corporate action and duly executed and filed with the Secretary of State of the State of Delaware and has become effective; (ii) the Registration Statement becomes effective; (iii) the Draft Resolutions have been adopted by the Pricing Committee; (iv) the price at which the Shares are to be sold to the Underwriters pursuant to the Underwriting Agreements and other matters relating to the issuance and sale of the Shares have been approved by the Pricing Committee in accordance with the Draft Resolutions; (v) the Underwriting Agreements have been duly executed and delivered; and (vi) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized



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Avis Rent A Car, Inc.
August 28, 1997
Page 4

officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreements, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                 Very truly yours,

                                 /s/ Skadden, Arps, Slate, Meagher & Flom LLP